Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-223778 on Form S-3 of our report relating to the consolidated financial statements of Dicerna Pharmaceuticals, Inc. and subsidiaries dated March 8, 2018, appearing in the Annual Report on Form 10-K of Dicerna Pharmaceuticals, Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 4, 2018